As filed with the U.S. Securities and Exchange Commission on May 6, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMERCIAL METALS COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-0725338 (I.R.S. Employer Identification Number)

6565 N. MacArthur Blvd., Suite 800

Irving, Texas 75039

(214) 689-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ann J. Bruder, Esq.

Senior Vice President and General Counsel

6565 N. MacArthur Blvd.

Irving, Texas 75039

(214) 689-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Beth E. Flaming

Michael P. Heinz

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities	—	—

(1)	In accordance with General Instruction II.E. of Form S-3, an indeterminate amount of debt securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Commercial Metals Company

Debt Securities

We may offer debt securities from time to time in one or more series. We will provide specific terms of any offering of these debt securities, together with the terms of the offering, the public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these debt securities on a continuous or delayed basis through one or more agents, dealers or underwriters as designated from time to time, or directly to purchasers or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of debt securities will be the public offering price of those debt securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those debt securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those debt securities.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2013

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated or deemed to be incorporated by reference herein or any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” Under the automatic shelf registration process, we may, at any time and from time to time, sell the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in or incorporated by reference into this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with only a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Company,” “we,” “us” and “our” refer and relate to Commercial Metals Company and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange, or “NYSE.” You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including certain SEC filings, is also available free of charge through the Investor Relations section of our website, located at http://www.cmc.com. However, the information on our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any filings that we may make with the SEC subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2012, including those sections incorporated therein by reference from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on December 10, 2012;

•	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2012 and February 28, 2013; and

•	The Company’s Current Reports on Form 8-K, filed on December 7, 2012, January 30, 2013 and March 19, 2013.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Commercial Metals Company

6565 N. MacArthur Boulevard, Suite 800

Irving, Texas 75039

Attn: Investor Relations

Telephone: (214) 689-4300

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, contains “forward-looking statements” within the meaning of the federal securities laws, with respect to our financial condition, results of operations, cash flows and business, and our expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from our expectations are discussed below. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

Factors that could cause actual results to vary materially from our expectations include the following:

•	absence of global economic recovery or possible recession relapse and the pace of overall global economic activity;

•	solvency of financial institutions and their ability or willingness to lend;

•	success or failure of governmental efforts to stimulate the economy including restoring credit availability and confidence in a recovery;

•	continued sovereign debt problems in the Euro-zone;

•	customer non-compliance with contracts;

•	financial covenants and restrictions on the operation of our business contained in agreements governing our debt;

•	construction activity or lack thereof;

•	decisions by governments affecting the level of steel imports, including tariffs and duties;

•	litigation claims and settlements;

•	difficulties or delays in the execution of construction contracts resulting in cost overruns or contract disputes;

•	metals pricing over which we exert little influence;

•	increased capacity and product availability from competing steel minimills and other steel suppliers including import quantities and pricing;

•	execution of cost reduction strategies;

•	ability to retain key executives;

•	court decisions and regulatory rulings;

•	industry consolidation or changes in production capacity or utilization;

•	global factors including political and military uncertainties;

•	currency fluctuations;

•	interest rate changes;

•	availability and pricing of raw materials, including scrap metal, energy, insurance and supply prices;

•	passage of new, or interpretation of existing, environmental laws and regulations;

•	business disruptions, costs and future events related to any tender offers and proxy contests initiated by an activist shareholder;

•	ability to make necessary capital expenditures;

•	unexpected equipment failures;

•	competition from other materials;

•	losses or limited potential gains due to hedging transactions;

•	risk of injury or death to employees, customers or other visitors to our operations;

•	increased costs related to health care reform legislation; and

•

those factors listed under Item 1A. “Risk Factors” included in our Annual Report filed on Form 10-K for the fiscal year ended August 31, 2012 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should refer to the “Risk Factors” section of this prospectus and to our periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

THE COMPANY

We manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, a copper tube minimill, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets. The CMC Americas Division operates utilizing three segments: Americas Recycling, Americas Mills and Americas Fabrication. The CMC International Division operates utilizing two segments: International Mill (comprised of all mill, recycling and fabrication operations located outside of the United States) and International Marketing and Distribution, which includes all marketing and distribution operations located outside the United States as well as two U.S.-based trading and distribution divisions, CMC Cometals, located in Fort Lee, New Jersey and CMC Cometals — Steel, located in Irving, Texas.

We were incorporated in 1946 in the State of Delaware. Our predecessor company, a metals recycling business, has existed since approximately 1915. We maintain our principal executive offices at 6565 N. MacArthur Boulevard, Suite 800, in Irving, Texas, and our telephone number is (214) 689-4300. Our fiscal year ends August 31 and any reference in this prospectus or any accompanying prospectus supplement to any year refers to the fiscal year ended August 31 of that year unless otherwise noted. Our common stock is listed on the New York Stock Exchange under the ticker symbol “CMC.”

RISK FACTORS

An investment in our debt securities involves significant risks. Before purchasing any debt securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended

August 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

	Six Months Ended February 28, 2013	Six Months Ended February 29, 2012	Fiscal Years Ended August 31,
			2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	2.96x	2.80x	2.92x	1.47x	*	1.34x	4.84x

*	Earnings for the year ended August 31, 2010 were inadequate to cover fixed charges due to asset impairment charges and losses from discontinued operations. The coverage deficiency was approximately $164 million for the year ended August 31, 2010.

For purposes of calculating our ratios of earnings to fixed charges, earnings consist of earnings (loss) from continuing operations before income taxes, adjusted for undistributed earnings of less-than-fifty-percent-owned affiliates, plus interest expense, plus interest imputed on rent and amortization of capitalized interest. Fixed charges consist of capitalized interest and interest expense, plus the portion of rent expense under operating leases that we have deemed to represent the interest factor.

DESCRIPTION OF DEBT SECURITIES

The following summary describes the general terms and provisions of the debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities in a prospectus supplement.

General

We will issue the debt securities under an indenture (the “Indenture”), dated May 6, 2013 (the “Original Indenture Date”), between us and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We may issue debt securities under the Indenture from time to time in one or more series, each in an amount we authorize prior to issuance. Unless we inform you otherwise in a prospectus supplement, the Indenture will not limit the aggregate amount of debt securities we may issue under the Indenture. The debt securities will be our general unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Indenture. In this description, the words “Company,” “we,” “us” and “our” refer only to Commercial Metals Company and not to any of its subsidiaries.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	the authorized denominations and aggregate principal amount offered and any limit on future issues of additional debt securities of the same series;

•	whether we will issue the debt securities as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of the debt securities of the series is payable;

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing and the basis for calculating interest, if other than a 360-day year of twelve 30-day months;

•	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable;

•	any provisions that would determine payments on the debt securities by reference to a formula, index or other method;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any mandatory or optional sinking fund or analogous provisions;

•	any provisions for optional or mandatory redemption or repurchase;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any provisions for the defeasance of the debt securities;

•	the currency in which payments of principal of and any premium and interest on the debt securities will be payable, if other than U.S. dollars;

•

any addition to or change in the events of default or covenants which applies to any debt securities of the series, and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•

if the principal amount payable at the maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose; and

•	any other terms not inconsistent with the provisions of the Indenture.

Unless we inform you otherwise in a prospectus supplement, the debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issuable in denominations of $2,000 and integral multiples of $1,000, or in such other denominations as may be set out in the terms of the debt securities of any particular series.

Covenants

The covenants summarized below will apply to each series of debt securities as long as any debt securities of that series are outstanding, unless we inform you otherwise in a prospectus supplement.

Limitation on Liens

The Company shall not, and shall not permit any Principal Subsidiary to, incur or suffer to exist any Lien upon any Principal Property, or upon any shares of stock of any Principal Subsidiary, whether such Principal Property or shares were owned as of the Original Indenture Date or thereafter acquired, to secure any Debt without making, or causing such Principal Subsidiary to make, effective provision for securing the debt securities issued under the Indenture (and no other indebtedness of the Company or any Principal Subsidiary except, if the Company shall so determine, any other indebtedness of the Company which is not subordinate in right of payment to the debt securities or of such Principal Subsidiary) (x) equally and ratably with such Debt as to such Principal Property or shares for as long as such Debt shall be so secured unless (y) such Debt is Debt of the Company which is subordinate in right of payment to the debt securities, in which case prior to such Debt as to such Principal Property or shares for as long as such Debt shall be so secured.

The foregoing restrictions will not apply to Liens existing at the Original Indenture Date or to the following:

(1)	Liens securing only debt securities issued under the Indenture;

(2)	Liens in favor of only the Company;

(3)	Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Principal Subsidiary but only to the extent such Liens cover such property;

(4)	Liens on property existing immediately prior to the time of acquisition thereof and not in anticipation of the financing of such acquisition;

(5)	any Lien upon a Principal Property (including any property that becomes a Principal Property after acquisition thereof) to secure Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Lien; provided, however, that (A) the principal amount of any Debt secured by such Lien (1) does not exceed 100% of such purchase price or cost and (2) is incurred not later than six months after such purchase or the completion of such construction or improvement, whichever is later, and (B) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item;

(6)	Liens to secure Debt incurred to extend, renew, refinance or refund Debt secured by any Lien referred to in the foregoing clauses (1) to (5) or any Lien existing at the Original Indenture Date, in each case, as long as such Lien does not extend to any other property and the original amount of the Debt so secured is not increased;

(7)	any Lien securing Debt owing by the Company to a wholly owned Principal Subsidiary of the Company (provided that such Debt is at all times held by a Person which is a wholly owned Principal Subsidiary of the Company); provided, however, that for purposes of this covenant and the covenant described in “— Limitation on Sale and Leaseback Transactions”, upon either (A) the transfer or other disposition of Debt secured by a Lien so permitted to a Person other than the Company or another wholly owned Principal Subsidiary of the Company or (B) the issuance, sale, lease, transfer or other disposition of shares of capital stock of any such wholly owned Principal Subsidiary to a Person other than the Company or another wholly owned Principal Subsidiary of the Company, the provisions of this clause (7) shall no longer be applicable to such Lien and such Lien shall be subject (if otherwise subject) to the requirements of this covenant without regard to this clause (7); and

(8)	Liens to secure (or to secure letters of credit, bankers’ acceptances or bank guarantees in connection with) the performance of statutory obligations (including obligations under workers’ compensation, unemployment insurance or similar legislation), surety or appeal bonds, customs bonds, performance bonds, leases, bids, agreements or other obligations of a like nature, in each case incurred in the ordinary course of business.

In addition to the foregoing, the Company and its Principal Subsidiaries may incur and suffer to exist a Lien to secure any Debt or enter into a Sale and Leaseback Transaction without equally and ratably securing the debt securities if, after giving effect thereto, the sum of (i) the principal amount of Debt secured by all Liens incurred after the Original Indenture Date and otherwise prohibited by the Indenture and (ii) the Attributable Debt of all Sale and Leaseback Transactions entered into after the Original Indenture Date and otherwise prohibited by the Indenture does not exceed 10% of the Consolidated Net Tangible Assets of the Company.

“Attributable Debt” means the present value (discounted at the per annum rate of interest publicly announced by Citibank, N.A. as its “Reference Rate” or “Prime Rate” on the date of any calculation under the Indenture, provided, that if Citibank, N.A. is no longer announcing a Reference Rate or Prime Rate, the per annum rate of interest shall be the Prime Rate most recently published in The Wall Street Journal, in either case compounded monthly), of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months under which any Person is at the time liable.

“Capital Expenditures” means, for any period, any expenditures of the Company or its Subsidiaries (whether payable in cash, assets or other property or accrued as a liability (but without duplication)) during such period that, in conformity with generally accepted accounting principles consistently applied, are required to be included in fixed asset accounts as reflected in the consolidated balance sheets of the Company or its Subsidiaries.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation, as of any date (the “measurement date”), shall be the date of the last payment of rent or any other amount due under such lease prior to the first date after the measurement date upon which such lease may be terminated by the lessee, at its sole option, without payment of a penalty.

“Consolidated Net Tangible Assets” means, as of any date of determination, the net book value of all assets of the Company and its Consolidated Subsidiaries, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, goodwill, patents, trademarks and other intangible assets, less all liabilities of the Company and its Consolidated Subsidiaries (except Funded Debt, minority interests in Consolidated Subsidiaries, deferred taxes and general contingency reserves of the Company and its Consolidated Subsidiaries), which in each case would be included on a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the date of determination, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Subsidiaries” of any Person means all other Persons that would be accounted for as consolidated Persons in such Person’s financial statements in accordance with generally accepted accounting principles.

“corporation” means a corporation, association, company (including any limited liability company), joint-stock company, limited partnership or business or statutory trust.

“Debt” means, without duplication, with respect to any Person the following:

(1)	every obligation of such Person for money borrowed;

(2)	every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; and

(4)	every obligation of the type referred to in clauses (1) through (3) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of this clause (4), to the extent such Person has guaranteed or is responsible or liable for such obligations).

“Funded Debt” means the following:

(1)	all Debt of the Company and each Principal Subsidiary of the Company maturing on, or renewable or extendable at the option of the obligor to, a date more than one year from the date of the determination thereof;

(2)	Capital Lease Obligations payable on a date more than one year from the date of the determination thereof;

(3)	guarantees, direct or indirect, and other contingent obligations of the Company and each Principal Subsidiary of the Company in respect of, or to purchase or otherwise acquire or be responsible or liable for (through the investment of funds or otherwise), any obligations of the type described in the foregoing clauses (1) or (2) of others (but not including contingent liabilities on customers’ receivables sold with recourse); and

(4)	amendments, renewals, extensions and refundings of any obligations of the type described in the foregoing clauses (1), (2) or (3).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, joint-stock company, trust, unincorporated organization or, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means (i) any facility, together with the land on which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, research, warehousing or distribution, owned or leased by the Company or a Subsidiary of the Company and having a net book value in excess of 3% of Consolidated Net Tangible Assets, other than any such facility or portion thereof which is a pollution control facility financed by state or local government obligations or is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety, or (ii) any assets or properties acquired with Net Available Proceeds (defined below) from a Sale and Leaseback Transaction that are irrevocably designated by the Company as a Principal Property, which designation shall be made in writing to the Trustee.

“Principal Subsidiary” means any Subsidiary of the Company that owns or leases a Principal Property or owns or controls stock which under ordinary circumstances has the voting power to elect a majority of the Board of Directors of a Principal Subsidiary.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any Principal Property that within 12 months of the start of such lease and after the Reference Date, has been or is being sold, conveyed, transferred or otherwise disposed of by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property. The term of such arrangement, as of any date (the “measurement date”), shall end on the date of the last payment of rent or any other amount due under each arrangement on or prior to the first date after the measurement date on which such arrangement may be terminated by the lessee, at its sole option, without payment of a penalty. “Sale Transaction” means any such sale, conveyance, transfer or other disposition. The “Reference Date” means, for any property that becomes a Principal Property, the last day of the sixth month after the date of the acquisition, completion of construction and commencement of operation of such property.

“Subsidiary” means any corporation of which the Company directly or indirectly owns or controls stock which under ordinary circumstances, not dependent upon the happening of a contingency, has the voting power to elect a majority of the board of directors of such corporation.

Limitation on Sale and Leaseback Transactions

The Company shall not, and shall not permit any Principal Subsidiary of the Company to, enter into any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless:

(1)	the Company or such Principal Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the provisions of the covenant described in “Limitation on Liens” without equally and ratably securing the debt securities; or

(2)	the Company or such Principal Subsidiary applies or commits to apply, within 270 days before or after the Sale Transaction pursuant to such Sale and Leaseback Transaction, an amount equal to the Net Available Proceeds therefrom to any combination of the following: (i) the repayment of Funded Debt, (ii) the purchase of other property which will constitute Principal Property that has an aggregate value of at least the consideration paid therefor or (iii) Capital Expenditures with respect to any Principal Property; provided that the amount to be applied or committed to the repayment of such Funded Debt shall be reduced by (a) the principal amount of any debt securities delivered within six months before or after such Sale Transaction to the Trustee for retirement and cancellation, and (b) the principal amount of such Funded Debt as is voluntarily retired by the Company within six months before or after such Sale Transaction (it being understood that no amount so applied or committed and no debt securities so delivered or indebtedness so retired may be counted more than once for such purpose); provided, further, that no repayment or retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

“Net Available Proceeds” from any Sale Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of indebtedness or obligations relating to the properties or assets that are the subject of such Sale Transaction or received in any other noncash form) therefrom by such Person, net of the following:

(1)	all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction;

(2)	all payments made by such Person or its Principal Subsidiaries on any indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien or in order to obtain a necessary consent to such Sale Transaction or by applicable law, be repaid out of the proceeds from such Sale Transaction; and

(3)	all distributions and other payments made to minority interest holders in Principal Subsidiaries of such Person or joint ventures as a result of such Sale Transaction.

Reports by the Company

The Company shall deliver to the Trustee within 15 days after the same is required to be filed with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), and the Company shall otherwise comply with the requirements of Trust Indenture Act Section 314(a). Any quarterly or annual report or other information, document or other report that the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on the SEC’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the SEC shall be deemed to constitute delivery of such filing to the Trustee.

Limitations on Merger and Sale of Assets

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)	in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (for purposes of this covenant, a “Successor Company”) shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the debt securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

(2)	immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Principal Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Principal Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)	if, as a result of any such consolidation or merger of such conveyance, transfer or lease, properties or assets of the Company or any Principal Subsidiary of the Company would become subject to a Lien which would not be permitted by the Indenture, the Company or if applicable the Successor Company, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all Debt secured by such Lien; and

(4)	the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Events of Default

Unless we inform you otherwise in a prospectus supplement, each of the following is an Event of Default for the debt securities of any series:

(1)	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of the principal of (or premium, if any) on any debt security of that series at its Maturity;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

(4)	default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere herein specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of debt securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

(5)	a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Principal Subsidiary of the Company having an aggregate principal amount outstanding in excess of an amount equal to 3% of Consolidated Net Tangible Assets or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Principal Subsidiary of the Company having an aggregate principal amount outstanding in excess of an amount equal to 3% of Consolidated Net Tangible Assets, whether such indebtedness existed on the Original Indenture Date or was thereafter created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto (which grace period, if such portion of the principal is less than an amount equal to 1% of Consolidated Net Tangible Assets in the aggregate, shall be deemed to be no less than 5 days) or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default”;

(6)	certain events of bankruptcy, insolvency or reorganization; or

(7)	any other Event of Default provided with respect to debt securities of that series.

If an Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of each series of debt securities outstanding may, by a notice in writing to us, and to the Trustee if given by such holders, declare to be due and payable immediately the principal amount of all of the debt securities of that series. However, at any time after such a declaration of acceleration of the debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in the principal amount of such series of debt securities outstanding may, subject to certain conditions, rescind and annul such acceleration. For information as to waiver of defaults, see “—Modification and Waiver” herein.

In case an Event of Default under the Indenture occurs and is continuing, then, subject to the provisions of the Indenture and the Trust Indenture Act relating to the duties of the Trustee under the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the Trustee reasonable indemnity. The holders of a majority in aggregate outstanding principal amount of any series of debt securities outstanding shall have the right, subject to such provisions for indemnification of the Trustee, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder of debt securities shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series and unless the holders of at least 25% in aggregate principal amount of such series of debt securities outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of such series of debt securities outstanding a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, and premium, if any, and any interest on the debt securities on or after the respective due dates expressed in the debt securities.

We will be required to furnish to the Trustee annually a statement as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. The Indenture provides that the Trustee may withhold notice to the holders of the debt securities of any default, except in payment of principal, any premium or interest, if it considers it in the interest of such holders to do so; provided, however, that in the case of any default of the character specified in paragraph (4) above, no such notice to holders will be given until at least 30 days after the occurrence of the default.

Modification and Waiver

Together with the Trustee, we may modify the Indenture without the consent of the holders of the debt securities for limited purposes, including but not limited to adding to our covenants or events of default, securing the debt securities, establishing terms of new debt securities, appointing a substitute trustee, curing ambiguities and making other changes that do not adversely affect the rights of the holders of the debt securities in any material respect. In addition, we and the Trustee may make modifications and amendments to the Indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities outstanding affected by such modification; provided, however, that no such modification or amendment may, without the consent of the holder of each such outstanding debt security affected thereby, (1) change the stated maturity of the principal of, or any installment of principal or interest on any debt security, (2) reduce the principal amount of or the rate of interest or the premium, if any, on any debt security, (3) change the place or currency of payment of principal of or interest or the premium, if any, on any debt security, (4) impair the right to institute suit for the enforcement of any payment with respect to the debt securities on or after the stated maturity thereof, (5) reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for any such modification, or (6) reduce the percentage of outstanding debt securities the consent of whose holders is required for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults thereunder.

We may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the holders of the debt securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or vote on any action, authorized or permitted to be given by holders of debt securities of that series by the Indenture.

The holders of a majority in aggregate principal amount of each series of debt securities outstanding may on behalf of the holders of all such debt securities waive, insofar as such debt securities are concerned (but not as to any other series of debt securities issued under the Indenture), compliance by the Company with the covenants limiting Liens and Sale and Leaseback Transactions contained in the Indenture. The holders of a majority in aggregate principal amount of each series of debt securities outstanding may on behalf of the holders of all such debt securities waive any past default under the Indenture except a default in the payment of the principal of, or premium, if any, or any interest on such debt securities or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

For purposes of the Indenture, the debt securities outstanding will be deemed to exclude those held by persons that control, are controlled by or are under direct or indirect common control with the Company, provided that any person who does not own, directly or indirectly, more than 5% of the outstanding voting securities of the Company will not be deemed to control the Company.

Defeasance

Discharge.    The Indenture provides that the Company may be discharged from all of its obligations under the Indenture (except as otherwise provided in the Indenture) when (1) either (i) all debt securities authenticated and delivered have been delivered to the Trustee for cancellation, or (ii) all debt securities not delivered to the Trustee for cancellation have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in each case, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in U.S. dollars or U.S. Government Obligations maturing as to principal and interest in such amounts and at such time as will insure (without consideration of any reinvestment of interest) the availability of cash, or a combination thereof, in amounts that will be sufficient to pay and discharge the entire indebtedness on those debt securities not delivered to the Trustee for cancellation, for principal and any premium and accrued interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity date or redemption date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable by the Company under the Indenture; and (3) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

Legal Defeasance.    The Indenture provides that the Company may elect to deposit or cause to be deposited with the Trustee as trust funds in trust, for the benefit of the holders of outstanding debt securities of any series, money and/or U.S. Government Obligations sufficient to pay and discharge the principal of, and premium, if any, and any interest on and any mandatory sinking fund payments or analogous payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the Indenture and the debt securities, and thereby be discharged from its obligations with respect to the outstanding debt securities of that series (hereinafter called “Defeasance”) on and after the date that, among other things, the Company provides to the Trustee an opinion of counsel to the effect that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) there has been a change in the applicable federal income tax law, in each case to the effect that the holders of debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur. For this purpose, such Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by such outstanding debt securities of that series and to have satisfied all its other obligations under the debt securities of that series and the Indenture insofar as the debt securities of that series are concerned, except for certain continuing administrative responsibilities. In the event of any such Defeasance, holders of the debt securities of that series would be able to look only to such trust for payment of principal of, and premium, if any, and any interest on and any mandatory sinking fund payments in respect of the debt securities.

Covenant Defeasance.    The Indenture provides that the Company may elect to deposit or cause to be deposited with the Trustee as trust funds in trust, for the benefit of the holders of outstanding debt securities of any series, money and/or U.S. Government Obligations sufficient to pay and discharge the principal, and premium, if any, of and any interest on and any mandatory sinking fund payments or analogous payments in respect of the debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities of that series, and thereby (1) be released from its obligations with respect to the debt securities under certain covenants in the Indenture, including the covenants relating to limitation on Liens, limitation on Sale and Leaseback Transactions and mergers and sales of assets and (2) have the occurrence of certain defaults in performance, or breach, of covenants under the Indenture and defaults under other obligations of the Company not be deemed to be or result in an Event of Default, in each case with respect to the outstanding debt securities of that series (hereinafter called “Covenant Defeasance”), on and after the date that, among other things, the Company provides to the Trustee an opinion of counsel that the holders of outstanding debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the debt securities of that series and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Indenture provision, whether directly or indirectly by reason of any reference elsewhere in the Indenture to any such provision or by reason of any reference in any such provision to any other provision of the Indenture or in any other document, but the remainder of the Indenture and the debt securities of that series shall be unaffected thereby. The obligations of the Company under the Indenture and the debt securities of that series other than with respect to the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect.

The term “U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Book-Entry System

Unless we inform you otherwise in a prospectus supplement, each series of debt securities will be evidenced by global securities, which will be deposited on behalf of The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Except as set forth below, the record ownership of the global securities may be transferred, in whole or in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee. Except under circumstances described below, each series of debt securities will not be issued in definitive form. See “—Certificated Securities” below. Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons acquiring each series of debt securities with the respective principal amounts of the debt securities represented by the global security. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Owners of beneficial interests in each series of debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC.

Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security. DTC will have no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the participants to whose accounts such global securities are credited, which may or may not be the beneficial owners of the global securities.

The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to the beneficial owners of the global securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of each series of debt securities represented by that global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the debt securities under the global securities or the Indenture. Principal payments, premium payments, if any, interest payments and liquidated damage payments, if any, on debt securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant global security. None of the Company, the Trustee or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests. Neither the Company nor the Trustee would be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the debt securities, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to such debt securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Payments of principal, premium, if any, and interest to DTC will be the responsibility of the Company or the Trustee. The disbursement of such payments to participants shall be the responsibility of DTC. We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not DTC, the Company or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

If we redeem less than all of the applicable global security, we have been advised that it is DTC’s practice to determine by lot the amount of the interest of each participant in such global security to be redeemed. DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc.

DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind, and we take no responsibility for the accuracy or completeness of such information.

Certificated Securities

If DTC is at any time unwilling or unable to continue as a depositary or if an event of default shall have occurred and be continuing under the Indenture, we will issue debt securities in definitive form in exchange for the entire global security for the debt securities. In addition, we may at any time and in our sole discretion determine not to have the debt securities represented by a global security and, in such event, will issue debt securities in definitive form in exchange for the entire global security relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name.

Debt securities so issued in definitive form will be issued as registered debt securities in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof, unless otherwise specified by us. The holder of a certificated debt security may transfer it by surrendering it at (1) the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustee maintained for such purpose or (2) the office of any transfer agent we appoint.

Same-Day Settlement and Payment

Settlement for the debt securities will be made in immediately available or same-day funds. So long as the debt securities are represented by the global securities, we will make all payments of principal and interest in immediately available funds.

So long as the debt securities are represented by the global securities registered in the name of DTC or its nominee, the debt securities will trade in DTC’s Same-Day Funds Settlement System. DTC will require secondary market trading activity in the debt securities represented by the global securities to settle in immediately available or same-day funds on trading activity in the debt securities.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, agent, member or stockholder or affiliate of the Company will have any liability for any obligations of the Company under the debt securities, or the

Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the debt securities, by accepting a debt security, waives and releases all such liability. Such waivers and releases are part of the consideration for issuance of the debt securities and may not be effective to waive liabilities under the U.S. federal securities laws.

Concerning our Relationship with Trustee

U.S. Bank National Association is the trustee, registrar and paying agent under the Indenture. In addition, the Company has entered into several equipment capital lease agreements with U.S. Bank National Association and its affiliates with average annual rental expenses payable by the Company of approximately $1 million. U.S. Bank National Association also serves as the trustee under several of the Company’s employee defined benefit plans.

Governing Law

The Indenture and the debt securities will be governed by and construed in accordance with the laws of the New York.

PLAN OF DISTRIBUTION

We may sell the debt securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

The debt securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement the particular terms of any offering of the debt securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable debt securities may be listed.

If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The debt securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities are purchased.

We may sell debt securities through agents or dealers designated by us. Any agent or dealer involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase debt securities from us as principal and may resell those debt securities at varying prices to be determined by the dealer.

We also may sell debt securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may enter into agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the debt securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase debt securities directly from, and we may sell debt securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the debt securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

Members of the Financial Industry Regulatory Authority, Inc., or FINRA, may participate in distributions of the offered debt securities. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The legality of the debt securities and certain other matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. The legality of the debt securities and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions), all of which will be paid by the registrant, to be incurred in connection with the registration and sale of the debt securities that are the subject of this registration statement:

Securities and Exchange Commission registration fee	$		(*)
Rating agency fees		321,000
Legal fees and expenses		475,000
Accounting fees and expenses		90,000
Trustee’s fees and expenses		10,000
Printing, distribution and engraving fees		45,000
Miscellaneous		45,000

Total		$986,000

(*)	Deferred in reliance upon Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits the registrant to indemnify any of its directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of any action (other than an action by or in the right of the registrant) arising by reason of the fact that a person is or was an officer or director of the registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 145 of the DGCL also permits the registrant to indemnify any such officer or director against expenses incurred in an action by or in the right of the registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, except in respect of any matter as to which such person is adjudged to be liable to the registrant, in which case, court approval must be sought for indemnification. This statute requires indemnification of such officers and directors against expenses to the extent they have been successful on the merits or otherwise in defending any such action. This statute provides that indemnification and advancement of expenses under the statute shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The statute permits the purchase of liability insurance by the registrant on behalf of officers and directors, and the registrant has purchased such insurance.

The registrant’s Restated Certificate of Incorporation, as amended (the “Charter”), generally requires the registrant to indemnify its directors and officers as provided under Section 145 of the DGCL. However, in the case of any action brought by or in the right of the registrant, no director or officer is entitled to indemnification in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the registrant except to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnification for expenses deemed proper by the court. In addition, the Charter eliminates the liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Article XI of the registrant’s Second Amended and Restated Bylaws (the “Bylaws”) requires indemnification to the fullest extent permitted by the DGCL of any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the registrant or is or was serving at the request of the registrant as a director, officer or trustee of any other enterprise. Article XI of the Bylaws also generally grants such persons the right to be paid by the registrant the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. The rights to indemnification and advancement of expenses provided for in Article XI of the Bylaws is expressly not exclusive of any other rights to which any person may be entitled under any statute, the Charter, bylaws, agreement, vote of stockholders or directors or otherwise.

In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers pursuant to which the registrant has agreed to indemnify and advance expenses to such persons to the fullest extent permitted by the DGCL.

Item 16.	Exhibits

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, in the County of Dallas, State of Texas, on May 6, 2013.

COMMERCIAL METALS COMPANY

By:	/s/ Joseph Alvarado
	Name:	Joseph Alvarado
	Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Commercial Metals Company hereby severally constitute and appoint Joseph Alvarado and Ann J. Bruder and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(e) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ JOSEPH ALVARADO
Joseph Alvarado	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2013

/S/ BARBARA R. SMITH
Barbara R. Smith	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2013

/S/ ADAM R. HICKEY
Adam R. Hickey	Vice President and Controller (Principal Accounting Officer)	May 6, 2013

/S/ ANTHONY A. MASSARO
Anthony A. Massaro	Director	May 6, 2013

/S/ HAROLD L. ADAMS
Harold L. Adams	Director	May 6, 2013

/S/ RHYS J. BEST
Rhys J. Best	Director	May 6, 2013

/S/ ROBERT L. GUIDO
Robert L. Guido	Director	May 6, 2013

/S/ RICHARD B. KELSON
Richard B. Kelson	Director	May 6, 2013

/S/ RICK J. MILLS
Rick J. Mills	Director	May 6, 2013

/S/ SARAH E. RAISS
Sarah E. Raiss	Director	May 6, 2013

/S/ J. DAVID SMITH
J. David Smith	Director	May 6, 2013

/S/ JOSEPH C. WINKLER
Joseph C. Winkler	Director	May 6, 2013

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated as of May 6, 2013, between the Company and U.S. Bank National Association, as Trustee

4.2*	Form of Debt Security

5.1	Opinion of Sidley Austin LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature pages hereof)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.